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                                                                   EXHIBIT 10.1


                                  AGREEMENT OF

                     UNITED INFORMATION TECHNOLOGY CO. LTD.


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                                TABLE OF CONTENTS

CONTENTS                                                                    PAGE

1          Agreement..........................................................4

2          Loan Advance.......................................................5

3          Restrictions on transfer...........................................5

4          Pre-emptive rights.................................................7

5          Use of the loan proceeds...........................................8

6          Business of the Company............................................8

7          Board of Directors.................................................9

8          Reserved matters..................................................10

9          Continuing obligations............................................10

10         Confidentiality...................................................11

11         Financial Projections.............................................11

12         Intellectual Property.............................................13

13         Disclosure........................................................14

14         Obligations of Management & Key Employees.........................15

15         Announcements.....................................................16

16         Notices...........................................................16

17         Severability......................................................16

18         General...........................................................16

19         Whole Agreement...................................................18

20         Governing Law.....................................................18

Schedule 1 (A) The Others Shareholders.......................................19

Schedule 1 (B) The Management Shareholders...................................20

Schedule 1 (C) List of officer, key employee and key engineer................21

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Schedule 2 (A) Particulars of the Company....................................22

Schedule 2 (B) Particulars of the Subsidiary.................................23

Schedule 3 Reserved Matters..................................................24

Schedule 4 Continuing Obligations............................................27

Schedule 5 Financial Projection..............................................29

Schedule 6(A) & 6(B) Milestone for Financial Projection......................31

Schedule 7 Intellectual Property List........................................33

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1.      AGREEMENT

1.1 THIS AGREEMENT (this "AGREEMENT") is made on 12 May, 2005 by and among Comtech Group ("COMTECH"), a company incorporated and existing under the laws of the Cayman Islands, United Information Technology Co. Ltd., a company incorporated and registered in British Virgin Islands ( the "COMPANY"), [CHINESE HERE] a wholly foreign owned enterprise established in the People's Republic of China (the "SUBSIDIARY"), certain individuals listed on Schedule 1(A) hereto (the "OTHER SHAREHOLDERS") and the management team list on Schedule 1(B) (the "MANAGEMENT SHAREHOLDERS").

NOTE: "GROUP" OR "GROUP COMPANIES" MEANS THE COMPANY AND ITS SUBSIDIARY FROM TIME TO TIME AND "GROUP COMPANY" MEANS ANY OF THEM

1.2     WHEREAS:

(A) The Company is a company limited by shares which is currently wholly owned by Comtech, particulars of which are set out in Schedule 2(A). The Subsidiary is a wholly foreign owned enterprise legally and beneficially owned by the Company, particulars of which are set out in Schedule 2(B).

(B) Comtech intends to inject into the Company an aggregate sum of USD4,000,000 loan advance to the Company.

(C) Comtech, the Company and the Other Shareholders have agreed to enter into this Agreement for the purposes of (i) recording the terms and conditions on which Comtech will extend the loan, and (ii) regulating the relationship between the shareholders of the Company and certain aspects of the affairs of the Group Company.

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2.      LOAN ADVANCE

2.1 The loan advance by Comtech to the Group Company set out in the table below:

         ADVANCE BY         AMOUNT                   DATE
                             USD

         COMTECH           2,500,000                 no later than 15 May 2005

         COMTECH           1,500,000                 1 August 2005
                           ---------

                           4,000,000 (Note)


NOTE:   (1) COMTECH CAN PAY OTHER CURRENCIES EQUIVALENT TO USD4M AS LOAN ADVANCE
            TO THE GROUP COMPANY.

        (2) IF MILESTONE A HAS FAILED TO ACHIEVE, THE SHORTFALL CAN BE COMPENSATED IN NEXT INTERVAL. COMTECH HAS ABSOLUTE DISCRETIONARY AUTHORITY TO DETERMINE TO FURTHER ADVANCE THE LOAN OF USD1.5M TO THE COMPANY OR NOT UNTIL THE MILESTONE A HAS ACHIEVED.


3.      RESTRICTIONS ON TRANSFER: RIGHT OF FIRST REFUSAL & PRIORITY CO-SALE
        RIGHT

3.1 Other Shareholders hereby severally, irrevocably and unconditionally undertakes with Comtech that he shall not sell, transfer or otherwise dispose of or create any mortgage, charge, pledge, lien or other encumbrance, third party rights or security interest whatsoever on or over or in respect of all or any of the shares in the Company (or any interest therein) without the prior written approval of Comtech.

3.2 (a) Subject to Clause 3.1, if any Other Shareholder (the "TRANSFERRING SHAREHOLDER") proposes to sell, pledge, or otherwise transfer any Shares (the "STOCK") or any interest therein to any person or entity then the other holders of any Stock at the time (the "NON-TRANSFERRING SHAREHOLDERS") shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase some or all of the Stock proposed to be sold. The Transferring Shareholder shall give a written notice (the "TRANSFER NOTICE") to the Non-transferring Shareholders describing fully the


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        proposed transfer, including the number of Stock proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee, and whether the Company has exercised its right of first refusal, if any, with respect to that Stock. The Transfer Notice shall be signed both by the Transferring Shareholder and by the proposed transferee, and shall constitute a binding commitment of both parties for the transfer of that Stock. Each Non-transferring Shareholder shall then have the right to purchase the ratio of (a) the total number of Shares or Shares Equivalents of a Non-transferring Shareholder to (b) the total number of Shares and Share Equivalents held by all Non-transferring Shareholders (its "PRO RATA SHARE") of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, and on the same terms and conditions applicable to the proposed transfer, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholder. To the extent the Non-transferring Shareholders exercise their Right of First Refusal in accordance with the terms and conditions set forth in this Clause 3, the number of Shares that the Transferring Shareholder may sell to the proposed transferee in the transaction shall be correspondingly reduced.



3.3 If the Transferring Shareholder proposes to sell, pledge, or otherwise transfer any Stock or any interest therein to any person or entity, including another Shareholder, and not all Non-transferring Shareholders have elected to exercise their Right of First Refusal under Clause 3.2, then each Non-transferring Shareholder shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Non-transferring Shareholders, to participate in the sale of Stock on the same terms and conditions as the Transferring Shareholder to the extent of that Non-transferring Shareholder's Pro-rata Share (the "CO-SALE RIGHT"). Notice of exercise of a Co-Sale Right shall indicate the number of Shares the Non-transferring Shareholder wishes to sell under its Co-Sale Right. Any Non-transferring Shareholder may elect to sell all or some of the shares of Stock then held by that Non-transferring Shareholder (or issuable upon conversion or exercise of any convertible debt, warrants, or similar securities then held by the Non-transferring Shareholders). To the extent the Non-transferring Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Clause 3.3, the number of Shares that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.

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3.4     If the Non-transferring Shareholders do not exercise their Right of
        First Refusal or their Co-Sale Right with respect to the sale of the Stock subject to the Transfer Notice, the Transferring Shareholder may, not later than 60 days following delivery to the Company and the Non-transferring Shareholders of the Transfer Notice, conclude a transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favourable to the transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favourable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Non-transferring Shareholders and shall require compliance by the Transferring Shareholder with the procedures described in this Clause 3.

3.5 Notwithstanding the above, Comtech may transfer all or any of their Shares to their Affiliates provided always that the transferee shall agree in writing with the Company (for itself and as trustee for all the Shareholders), as a condition to such transfer, to be bound by all of the provisions of any agreement relating to the Company then subsisting to the same extent as if such transferee were the transferor Shareholder.

3.6 Any sale, assignment, transfer or disposal of Shares or Shares Equivalents not permitted by or in accordance with this Agreement or the Articles shall be null and void.


4.      PRE-EMPTIVE RIGHTS

4.1 If the Company desires to issue Shares and/or Shares Equivalents in a transaction or series of transactions intended to raise capital ("FUND RAISING ISSUANCE") for the Company or any of its Subsidiaries, then the Shareholders shall procure that the Company shall first notify Comtech of the terms and conditions of such proposed issue and shall permit Comtech (without obligation) to subscribe (on such terms and subject to such conditions) up to the fraction of such securities being offered equal to (a) the number of Shares owned by Comtech plus the aggregate


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        number of Shares then issuable converted into and/or exchanged for
        Shares, divided by (b) the aggregate number of Shares then outstanding plus the aggregate number of Shares then issuable were all of the Company's outstanding Shares Equivalents converted into and/or exchanged for Shares.

4.2 For the avoidance of doubt, "Fund Raising Issuance" for the purpose of Sub-clause 4.1 excludes any issuance of Shares and/or Shares
        Equivalents:

        (a) to employees of Group Companies pursuant to purchase or share option plans approved by the Board, which shall not exceed 20 per cent of all shares of the Company on a fully diluted basis immediately subsequent to the completion of the financing contemplated hereby; or

        (b)   in a Qualifying IPO.

4.3 Comtech shall have fifteen (15) Business Days after receipt of such notice referred to in Clause 4.1 (or such longer period as the Company may specify) to irrevocably elect by notice to the Company in writing whether to subscribe for such securities on such terms. After this period has expired, the Company shall have up to ninety (90) days to complete the issuance of any securities not subscribed by Comtech; provided however, that if during such 90 day period, the Company desires to offer such securities on terms or conditions that are more favourable to the Stock hold by Comtech thereof in any material respect, it shall first re-offer such securities to Comtech pursuant to the procedures set forth in this Clause 4.


5.      USE OF THE LOAN PROCEEDS

        The Company undertakes to Comtech to apply the loan proceeds for the working capital to finance the expansion of the Business and solely for the purposes set forth in the business plan and budget and in accordance with control procedures including the payment authorisation procedures approved by Comtech. The Company shall not, and shall procure that no Group Company shall, use any proceeds for repayment of any debt.


6.      BUSINESS OF THE COMPANY

        The business of the Company shall be the provision of data storage technology.

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7.      BOARD OF THE COMPANY

7.1 The Board of Directors shall be the highest authority of the Company. The date of completion of this agreement shall be deemed to be the date of establishment of the Board of Directors.

7.2 The Board of Directors shall be composed of three (3) Directors of whom two (2) shall be nominated and appointed by Comtech. The remaining one will be nominated and appointed by Other Shareholders.

7.3     POWERS OF THE BOARD

The Board of Directors shall have the power to make all major decisions of the Company. All major decisions shall require the approval of a simple majority of Directors present in person or by proxy at a duly convened meeting of the Board of Directors.

1) The following matters shall require the approval of simple majority of the Directors present in person or by proxy at a duly convened meeting of the Board of Directors;

              a) any increase or adjustment of the Company's total investment and/or registered capital;
              b)   any amendment to the Articles of Association;
              c)   strategic management decision of the Company;
              d)   the dissolution or termination of the Company; and
              e) all such other matters which the Board of Directors may decide from time to time
              f) any appointment or change of the Public Accounting Firm of the Company for the purpose of auditing matters;
              g)   any material change in the business scope of the Company;
              h) the Company's annual financial budget and the formulating of business plan;
              i) the creation of any Encumbrance over any of the property, business or assets of the Company;
              j) the establishment of any Board or other committee and any terms on which it is to operate;
              k) any merger or consolidation of the Company with another economic organization or entity;
              l) the approval of any settlement plan submitted to it in relation to the termination of consultancy services provided by the Company to other parties;


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              m)   any application for the listing of any shares or other
                   securities of the Company on any stock exchange or for permission for dealings in any shares or other securities of the Company in any securities market;
              n) any change in the basis of accounting or accounting principles or policies adopted by the Company other than as required by law or generally accepted accounting policies from time to time;
              o)   any change in the accounting period of the Company;
              p) the raising of any indebtedness other than by way of trade credit on normal commercial terms and in the ordinary course of business, or the variation or termination of any agreement for the raising of any such indebtedness (including but not limit to early repayment);
              q) the entering into, variation or termination of any transaction by the Company with (i) a Party or (ii) any Affiliate of a Party or (iii) any Director or officer of any such Party or any Affiliate thereof ;
              r) the grant of any form of options and/or convertible bonds to purchase equity interest in the Company to any of its Management Team and Key Employees;
              s) any investment by the Company in any other company or enterprise;
              t) the opening of any bank accounts and designation of signing authorities;
              u)   the appointment of key employee including CEO, CFO and CTO.


8.      RESERVED MATTERS

The Company undertakes to Comtech that, it shall not, and shall procure that none of its subsidiaries shall, do any of the things listed in Schedule 3 unless the same have been approved by board of directors.


9.      CONTINUING OBLIGATIONS

The Company undertakes to Comtech and that it shall comply with all the obligations set out in Schedule 4.

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10.     CONFIDENTIALITY

10.1 Each party hereto undertakes with the others that it shall use all reasonable endeavours to ensure that any information of a secret or confidential nature (including, but not limit to, any of the Group Companies' business plan, dealings, transactions, affairs, proposals, inventions, business, etc.) received by it relating to the others or any of the others' Affiliates shall be treated as confidential and shall not be disclosed to any third party or utilised for personal gain or interest or for the benefit or interest of third parties except as required by law or any competent regulatory body or to the extent that such information is in the public domain other than through breach of this Sub-clause 10.1 or except in the ordinary and proper course of the business and operation of the Group Companies or, except, in the case of Comtech, the disclosure of information relating to the Company and its business to persons concerned in the management of Comtech, its own investors and any advisers acting on their behalf.

10.2 Shareholder shall not be in breach of Sub-clause 10.1 by virtue of any Director passing to the Shareholder who appointed him any information he receives as a director of the Company, or of any subsidiary of the Company, but nothing contained in this Agreement shall require such disclosure where the Director's fiduciary duty to the Company, or of any such subsidiary, would be breached as a result.


11      FINANCIAL PROJECTIONS

11.1 The Other Shareholders and the Company acknowledge that they have collectively delivered to Comtech financial projections, dated 29 April, 2005, regarding the Group and its business (the "FINANCIAL PROJECTIONS"), as specifically set forth on the Financial Projection attached hereto as Schedule 5;

11.2 The Other Shareholders and the Company represent and warrant to Comtech jointly and severally that:-

(a) All FINANCIAL PROJECTIONS have been prepared in good faith, on a professional workmanlike manner, and on a realistic and reasonable basis after careful examination and due consideration of all relevant factors;

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(b)     The FINANCIAL PROJECTIONS are not untrue or misleading in any way or omit to state any material fact.


11.3    SHARES OF TECHNOLOGY KNOW HOW

(a) On the condition that the Company can generate REVENUE, NET INCOME and CASH INFLOW FROM OPERATION equivalent to or higher than the Financial Projections stated in Schedule 5, Other shareholders may transfer their "Technology Know How" in return for Company Shares in accordance to
        Schedule 6 (A) and 6 (B) on the condition that:-

(i) The un- audited management account at each period ended will be reviewed by Comtech to ascertain the milestone is achieved or not. The year ended financial information will be audited by a Public Accountants Firm nominated by Comtech.

(b) The Company has listed the milestone for financial projections as criteria for Other shareholders to transfer their "Technology Know How" in return for Company Shares at the end of each period/year ended as specifically set forth on the Milestone for Financial Projection attached hereto as Schedule 6 (A) and 6 (B);

(c) At the discretionary of Comtech, who can offer to purchase the Company shares from Other shareholders in accordance to the timetable and terms as specifically set forth on the Milestone of Financial Projections attached hereto as Schedule 6 (A) and 6 (B).

11.4 If the audited accounts of year ended 2005 (audited by a Public Accountants Firm nominated by Comtech) show that Net Earnings of the Company is more than USD2M as specifically set forth on the Financial Projections attached hereto as Schedule 5, the Company may, distribute special bonus to Other Shareholders, management team and key employees.

11.5 If the audited accounts of year ended 2005 (audited by a Public Accountants Firm nominated by Comtech) show that Net Earnings of the Company is more than USD3M, the Company can raise fund from third parties, including but not limit to Venture Capital. In the transaction of fund raising, Comtech shall have entitled to first priority right in the selling of company shares to the third parties.

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11.6    As alternative to clause 11.5, the Other shareholders can purchase the entire shares hold by Comtech and pay back the amount due to Comtech plus a premium of USD2M. In no case, the proposal to crystallize this Sub Clause 11.6 can be later than 21 January 2006 and the agree amount should be paid to Comtech no later than 31 March 2006.


12      INTELLECTUAL PROPERTY

12.1 The Other Shareholders represent and warrant, jointly and severally, that:

(a) The Other Shareholders independently developed and owned free and clear of all claims, security interests, liens and other encumbrances all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, processes, producers, packaging, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel", development, know how, mask works, Internet domain names, databases, data collections, technical data, enterprise or business names, logos, formulae, confidential information, franchises, inventions, instructions, marketing materials, trade dress, product configurations, brands and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records (collectively, the "TECHNOLOGY").
(b) The Other Shareholders have all right, title and interest that each of them may have in or to all Technology.
(c) The possession, development, production, manufacturing, use, offering, marketing, licensing, distribution, sale and other exploitation by any Group Company of any and all Technology as now conducted or as proposed to be conducted does not and will not infringe, violate, misappropriate or otherwise interfere or conflict with any right, title or interest of any third party.
(d) The Other Shareholders have not received any notice or claim (whether written, oral or otherwise) that:-
(i) contests or challenges in any manner whatsoever the Other Shareholders ownership or rights in the Technology, or
(ii) contests or challenges in any manner whatsoever the validity or enforceability of any of the Proprietary Rights of the Other Shareholders in the Technology, or
(e) Each of the Other Shareholders has not assigned, transferred, licensed, pledged or otherwise encumbered any Technology or agreed to do so.


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(f)     No royalties, honoraria, fees or other payments are payable by a Other
        Shareholders or any of them to any third party by reason of the ownership, possession, sale, marketing, use or other exploitation of any Technology to the extent necessary for the conduct of a Group Company's business as now conducted or as proposed to be conducted and none (or no additional amounts) will be payable as a result of the consummation of the transactions contemplated by this Agreement.
(g) Other Shareholders have at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology. Each of them has not deposited any source code or other Technology in any escrow account or otherwise delivered such source code or other Technology to any escrow agent.
(h) Other Shareholders allow the Group Companies to use the Technology on "no fee" basis up to the 31 December 2005. If the Company fail to achieve the milestone C and milestone D as set forth on Schedule 6(A), Other Shareholders allow the Group Companies to use the Technology on "no fee" basis up to the 31 December 2006.
(i) All forms of Technology Know How developed after the completion date of this agreement belong to the Company.
(i)     The details of Technology are listed as specifically set forth on
        Schedule 7.

13      DISCLOSURE

13.1 The Other Shareholders and the Company acknowledge that all facts relating to the Group and any Group Company and their businesses that could reasonably be expected to or would have any Material Adverse Effect on such Group Company have been fully disclosed to Comtech or to their legal counsel. All information which was given in writing or verbally to Comtech or its representatives and professional advisers by the Other Shareholders and the Company in the course of the negotiations leading to this Agreement was when given and is now complete, true and accurate, taken as a whole, in all material respects and not misleading in any material respect. In the case of the Forecast Materials, including but not limit to Financial Projections, such information contained therein is fair and honest and made on reasonable grounds. There is no fact or matter which has not been disclosed which, if disclosed, would render any such information untrue, inaccurate or


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        misleading. The representations and warranties contained in this
        Agreement and the Documents, certificates and other documents made or delivered in connection herewith do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.

14      OBLIGATIONS OF MANAGEMENT AND KEY EMPLOYEES

14.1 The Management Shareholders and Other Shareholders, and each officer, key employee and key engineer are currently devoting all of his or her business time to the conduct of the business of [CHINESE HERE]. To the best information, knowledge and belief of the Management Shareholders and Other Shareholders, there is no fact or circumstance that may conflict with the ability of any Other Shareholders or any officer, key employee or key engineer to devote all of his or her business time to the conduct of the business of the Group Company. To the best information, knowledge and belief of the Management Shareholders and Other Shareholders, no Management Shareholders and Other Shareholders or any officer, key employee or key engineer is planning to work less than full time at the Group Company in the future. That means the Management Shareholders and Other Shareholders, and each officer, key employee and key engineer will terminate all their relationship with [CHINESE HERE] except with activities which are related to facilitate the business of Group Company and with the written approval of board of directors of the Group Company in advance.

14.2 No Management Shareholders and Other Shareholders, officer, key employee or key engineer is currently working or, to the best information, knowledge and belief of the Management Shareholders and Other Shareholders, plans to work for a competitive enterprise, whether or not such Management Shareholders and Other Shareholders, officer, key employee or key engineer is or will be compensated by such enterprise. Each Management Shareholders and Other Shareholders or officer, key employee or key engineer of a Group Company is bound by customary non-competition and non-solicitation covenants or similar restrictive covenants, in favour of such Group Company and such covenants constitute legal, valid and enforceable obligations on the part of such individuals.

14.3 The list of Management Shareholder, officer, key employee and key engineer are set forth attached hereto as Schedule 1 (B) and Schedule 1
        (C) respectively.

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15      ANNOUNCEMENTS

No party shall make or permit any person connected with it to make any announcement concerning this Agreement or any ancillary matter before, on or after completion except as required by law or any competent regulatory body or with the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.


16      NOTICES

In the case of any notice required, desired or permitted to be given hereunder to any of the parties, such notice shall be either delivered personally, sent by courier, sent by registered post or transmitted by facsimile to the address of that party (or other address as the respective parties may specify in a notice given herein) and shall be deemed to have been received, in the case of personal delivery or courier service, on the date on which it was left at such address, or in the case of registered post, Five Business Days after being deposited in the post, or in the case of transmission by facsimile, when a successful transmission report is generated by sender's machine.


17      SEVERABILITY

The provisions contained in each clause and sub-clause of this Agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some parts of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.


18      GENERAL

18.1 Any liability of any party hereunder may in whole or in part be released, compounded or compromised, or time or indulgence given by a party to another party, in its absolute discretion without in any way prejudicing or affecting any other or further rights of the party against the other party.

18.2 Save as provided otherwise in this Agreement, none of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of all the parties.

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18.3    Nothing in this Agreement shall be deemed to constitute a partnership between any of the parties nor constitute any party the agent of any other party for any purpose.

18.4 This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement, and any party may enter into this Agreement by executing a counterpart.

18.5 The Shareholders and Comtech agree, as between themselves, that they shall procure the convening of all meetings and the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to them in order to give effect to the provisions of this Agreement.

18.6 The Shareholders and Comtech agree, as between themselves, that if any provisions of the memorandum and/or articles of association or incorporation or by-laws of any Group Company at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail and the shareholders shall exercise all powers and rights available to them to procure the amendment of such memorandum and/or articles of association or by-laws to the extent necessary to permit such Group Company and its affairs to be regulated as provided in this Agreement.

18.7 Each of the obligations, representations, warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

18.8 If any shareholder sells or transfers its Shares at any time in accordance with this Agreement and the Articles, the benefit of each of the obligations, representations, warranties and/or undertakings undertaken or given by the Company and the Other Shareholders may be assigned to the purchaser or transferee of such Shares who may enforce them as if he had been named in this Agreement as the transferor shareholder and the purchaser or transferee shall, as a condition of the sale or transfer, undertake to each of the parties to this Agreement in a form satisfactory to them to be bound by all the obligations of the seller or transferor under this Agreement.

18.9 Save as provided otherwise, where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by two or more persons, such person shall be jointly and severally responsible in respect of it.

18.10 Time is of the essence in relation to this Agreement, both as regards the dates and periods mentioned in this Agreement and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

18.11 Each of the parties hereto agrees to use all best efforts to ensure that the rights granted hereunder are effective and that the respective parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination and election of the directors as provided in Clause 7. Each of the parties hereto will not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or Subsidiary, as the case may be, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the other party(ies) in order to protect the rights of such requesting party(ies) against impairment.


19      WHOLE AGREEMENT

19.1 This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), by the agreement of all parties, provided, however, that any party may waive any of such party's respective rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected by written consent in accordance with this Sub-clause 19.1 shall be binding upon each holder of Shares and each future holder of all such Shares, and the Company.

19.2 Each of the parties acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties waives all rights and remedies which, but for this Sub-clause 19.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Sub-clause 19.2 shall limit or exclude any liability for fraud.


20      GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG").

                                 SCHEDULE 1 (A)

                             THE OTHER SHAREHOLDERS

             NAME                         NUMBER OF SHARES         OWNERSHIP (%)
CHEN Kai [CHINESE HERE]                        2,776                   27.76
LIN Qiao Li [CHINESE HERE]                     2,086                   20.86
Pioneer System Investment Limited              2,780                   27.80
LAM Chi Ming [CHINESE HERE]                    1,179                   11.79
CHAN, William [CHINESE HERE]                   1,179                   11.79


                                      ------------------------- ----------------
Total                                         10,000                  100.0
                                      ========================= ================

                                 SCHEDULE 1 (B)

                           THE MANAGEMENT SHAREHOLDERS

              NAME             NUMBER OF COMMON SHARES OWNED AND     OWNERSHIP
                             HELD AS AT THE DATE OF THIS AGREEMENT      (%)

CHEN Kai [CHINESE HERE]                      2,776                     27.76
LAM Chi Ming [CHINESE HERE]                  1,179                     11.79

                                 SCHEDULE 1 (C)

                 LIST OF OFFICER, KEY EMPLOYEE AND KEY ENGINEER

[CHINESE HERE]

                                  SCHEDULE 2(A)

                           PARTICULARS OF THE COMPANY

NAME:                       United Information Technology Co. Ltd.

REGISTERED OFFICE           East Asia Chambers, P.O. Box 901, Road Town, Tortola
                            British Virgin Islands
PLACE OF INCORPORATION:     British Virgin Islands

DIRECTORS                   Jeffery Kang, Hope Ni, Chen Kai

AUTHORISED SHARE CAPITAL    The authorised capital of the Company is USD50,000.
                            The authorised capital is made up of one class and one series of shares divided into 50,000 shares of USD1.00 par value.

                                  SCHEDULE 2(B)

                          PARTICULARS OF THE SUBSIDIARY

NAME:                       [CHINESE HERE]

REGISTERED OFFICE           [CHINESE HERE] 1501(518057)
                            Suite 1501, 15/F, Fangda Building,  Keji South 12th
                            Road High-tech Industrial Park, Nanshan District,
                            Shenzhen, China(518057)

PLACE OF INCORPORATION:     [CHINESE HERE]

DIRECTORS                   [CHINESE HERE]

AUTHORISED SHARE CAPITAL    RMB30,000,000

SHAREHOLDERS NAME           United Information Technology Co., Ltd.

SHAREHOLDING %                           100

                                   SCHEDULE 3

                                RESERVED MATTERS


1. Cease to conduct or carry on the business of the Company and/or a subsidiary (including but not limit to the Subsidiary) substantially as now conducted or, in the case of a subsidiary, as conducted at the time it became a subsidiary of the Company or change any part of its business activities.

2. Appoint, or settle or terminate the terms of appointment of, any managing director, chief executive officer, chief technical officer, chief operating officer, general manager, chairman, financial controller or other key manager(s).

3. Approve, settle or alter the terms of any bonus or profit sharing plan or scheme or any employee share option or share participation plans or schemes.

4. Sell, transfer, license, charge, encumber or otherwise dispose of any intellectual property or proprietary right owned by the Company and subsidiary.

5. Make any alteration or amendment to the Articles of the Company or the charter documents of any Group Company (including but not limit to the articles of association and/or business license of the Subsidiary).

6. Approve any transfer of shares in the Company, registered capital in the Subsidiary, or equity interests in any other Group Company.

7. Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

8. Enter into any abnormal or unusual contract or contract outside the ordinary course of business of such Group Company.

9. Consolidation or merger with or into any other business entity (other than a wholly owned subsidiary) or the sale of all or substantially all the Company's assets or disposal of more than fifty per cent (50%) of the voting power of the Company by means of any transaction or series of related transactions.

10.     The liquidation or dissolution of the Company.

11.     The declaration or payment of a dividend on the Common Shares.

12.     Incurrence of indebtedness in excess of US$5,000.

13.     Any loans by the Company to any director, officer or employee.

14. The purchase or lease by the Company of any asset valued in excess of US$5,000.

15. The purchase by the Company of any securities of any other company in excess of US$5,000 in a twelve (12) month period.

16. The increase in compensation of any of the two (2) most highly compensated employees of the Company and/or any of the Company's subsidiaries by more than 10% in a twelve (12) month period.

        The name, position and remuneration of the two (2) most highly compensated employees of the Company and/or any of the Company's subsidiaries are listed as follows:-

              NAME                 Position           Remuneration
              ----                 --------           ------------
              (1) [CHINESE HERE]   Chairman/CEO       RMB300,000 (per annum)
              (2) [CHINESE HERE]   Vice Chairman      RMB300,000 (per annum)

17. Any transaction or series of transactions between the Company and any holder of Common Shares, director, office or employee of the Company and any director, officer or employee of the Company's subsidiaries that is not in the ordinary course of business or for which the aggregate value exceeds US$5,000.

18. Other than in the ordinary course of business, any transaction that result in a pledge of any assets of the security interest, lien or other encumbrances or any assets of, or the Company.

19.     Any material change in the Company's business plan.

20. The appointment by the Company of any directors of any of its subsidiaries.

21. The hiring of any management member or consultants with annual remuneration over US$5,000.

22. Directly or indirectly transfer or pledge any economic interest in any of its Subsidiaries or their respective businesses.

23. Cause or permit any of its Subsidiaries to take any of the following actions:

24. Any amendment to such Subsidiary's Articles of Association or other constitutional document;

24.1    any liquidation, termination or dissolution of such Subsidiary;

24.2 any change in the capital structure of such Subsidiary, either by increase or decrease of its registered capital or issuance of stock or otherwise;

24.3 any sale of substantially all the assets of such Subsidiary or reorganization, merger or consolidation of such Subsidiary with any other economic organization; or

24.4    any change in the business scope or plan of such Subsidiary.

                                   SCHEDULE 4

                             CONTINUING OBLIGATIONS

1       BUSINESS PLAN

        The Company shall provide Comtech and the Shareholders with a business plan including marketing, development, management and financial programs and an annual budget for the next financial year of the Company which it shall submit to the Shareholder not less than 30 days before the commencement of each such subsequent year.

2       INFORMATION

        The Company shall provide Comtech and the Shareholder with:

              (b) monthly accounts and progress reports within 30 days after the end of each month which shall include a profits and loss account, a balance sheet, a cashflow statement and a summary of the business and developments of the Group;

              (c) quarterly accounts of the Company and each of its subsidiaries within 45 days after the end of each fiscal quarter;

              (d) consolidated audited annual accounts of the Company and each of its subsidiaries within 90 days after the end of each fiscal year, which shall have been audited by a top five international accountant firm of the Company's choice;

              (e) an annual budget and a revision within 30 days prior to the end of each half fiscal year;

              (f) such further information as Comtech may from time to time reasonably require as to all matters relating to the businesses or affairs or the financial position of the Group Companies;

3       INSPECTION RIGHTS

3.1 Comtech and the Shareholder shall have standard inspection rights of the facilities of the Company and any of its subsidiaries, including, without limitation, discussing the business, operations and conditions of the Company and any subsidiaries with its directors, officers, employees, accountants, legal counsel and investment bankers.

4       BOARD MEETINGS

        The Company shall procure that meetings of the directors of Group Companies are held at least every three (3) months and that a notice of each such meeting, an agenda of the business to be transacted at the meeting and all papers to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting and to each Shareholder at least seven days before the meeting and a copy of the minutes of the meeting are sent to such persons within seven days after the meeting.

5       ACCOUNTING RECORDS

        Each Group Company shall maintain accurate and complete accounting and other financial records and shall procure that such accounting records are, during normal business hours, available for inspection by each Shareholder or its authorised representatives.

6       CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

6.1 The Company and Management Shareholders shall ensure that each key officer and employee of the Company and its subsidiaries shall enter into a Confidentiality and Non-Competition agreement. The form of such an agreement shall be subject to the approval of Comtech.

6.2 The Company and Management Shareholders shall use its best efforts to procure that the remainder of its and its subsidiaries' employees and officers enter into such an agreement.

6.3 The Company will use its best efforts to prevent any violation by the employees of the CONFIDENTIALITY AND NON-COMPETITION AGREEMENT with the Company.

7.      MISCELLANEOUS

        Each Group Company shall at all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence, patent, trademark or technology transfer applications or registrations, rights, franchises, lease agreements, authorizations and permits necessary to the conduct of its businesses, except where a failure to do so would not have a material adverse effect on the business, financial condition, results of operations or prospects of such Group Company.

                                   SCHEDULE 5
                              FINANCIAL PROJECTION

--------------------------------------------------------------------------------
                                                 Projected          Cash Inflow
                             Projected              Net                 from
   Year        Month          Revenue             Earnings           Operation
   ----        -----          -------             --------           ---------
                               USD'M               USD'M
--------------------------------------------------------------------------------

   2005      April-July          3.5                 0.8               Note A
             Aug - Dec           6.5                 1.2               Note A
                              ----------------------------
                                10.0                 2.0
                              ============================

--------------------------------------------------------------------------------

   2006      Jan - Jun          10.0                 1.5               Note A
             Jul - Dec          10.0                 1.5               Note A
                              ----------------------------
                                20.0                 3.0
                              ============================

--------------------------------------------------------------------------------

   2007      Jan - Jun          10.0                 1.5               Note A
              Jul- Dec          15.0                 2.0               Note A
                              ----------------------------
                                25.0                 3.5
                              ============================

--------------------------------------------------------------------------------

   2008                         33.0                 4.7
                              ============================

--------------------------------------------------------------------------------

   2009                         43.0                 6.2
                              ============================

--------------------------------------------------------------------------------

NOTE A: 65% REVENUE FOR THE PERIOD, IT WILL BE ADJUSTED TO 55% IF REVENUE
        EXCEED TARGET BY 10%

NOTE B: IF THE PROJECTED REVENUE AND PROJECTED NET EARNINGS CANNOT BE ACHIEVED,
        THE SHORTFALL CAN BE COMPENSATED IN NEXT INTERVAL. IN NO CASE, THE ACCUMULATED PROJECTED REVENUE AND PROJECTED NET EARNINGS WILL BE LESS THAN USD30M AND USD5M RESPECTIVELY FOR THE PERIOD FROM APRIL 2005 TO DECEMBER 2006. OTHERWISE, IT IS SUBJECT TO THE DISCRETIONARY AUTHORITY OF COMTECH TO DISSOLVE THE GROUP COMPANIES.

                                                     SCHEDULE 6 (A)
                                           MILESTONE FOR FINANCIAL PROJECTION


------------------------------------------------------------------------------------
                                                 Projected         Cash Inflow                  Proposed Shareholding
                                      Projected     Net                from              Ref        Other
    Milestone    Year       Month      Revenue   Earnings           Operation            ---     Shareholder    COGO
    ---------    ----       -----      -------   --------           ---------            Sch.    -----------    ----
                                        USD'M      USD'M                                  6B
------------------------------------------------------------------------------------

        A        2005     April-July      3.5        0.8      Refer to Sch.5 Note A                   0%        100%
        B                 Aug - Dec       6.5        1.2      Refer to Sch.5 Note A       1          40%         60%
                                      --------   --------
                                         10.0        2.0
                                      ========   ========

------------------------------------------------------------------------------------

        C        2006     Jan - Jun      10.0        1.5      Refer to Sch.5 Note A       2          25%         75%
                                                                                          3          45%         55%
        D                 Jul - Dec      10.0        1.5      Refer to Sch.5 Note A       4          35%         65%
                                      --------   --------
                                         20.0        3.0
                                      ========   ========

------------------------------------------------------------------------------------

        E        2007     Jan - Jun      10.0        1.5      Refer to Sch.5 Note A       5          25%         75%
        F                  Jul- Dec      15.0        2.0      Refer to Sch.5 Note A       6          15%         85%
                                      --------   --------
                                         25.0        3.5
                                      ========   ========

------------------------------------------------------------------------------------

                                 SCHEDULE 6 (B)
                       MILESTONE FOR FINANCIAL PROJECTION

1. If at 1 January 2006, the Group Companies can achieve milestone A & B, Other Shareholders can transfer their "Technology Know How" and concurrently Comtech will accept the transfer of their "Technology Know How" in return for 40% of Company Shares.

2. If at 30 June 2006, the Group Companies can achieve milestone C, Comtech or other investor may buy 15% of Company shares from other shareholders, subject to the offer by other shareholders, at the price of Actual Net Earnings (for the period from 1 January 2006 to 30 June 2006) *5*15%.

3. If at 30 June 2006, the Group Companies can achieve milestone C, Other Shareholders can transfer their "Technology Know How" and concurrently Comtech will accept the transfer of their "Technology Know How" in return for 20% of Company Shares.

4. If at 31 Dec 2006, the Group Companies can achieve milestone D, Comtech or other investor may buy 10% of Company shares from other shareholders, subject to the offer by other shareholders, at the price of Actual Net Earnings (for the period from 1 July 2006 to 31 December 2006) *5*10%.

5. If at 30 June 2007, the Group Companies can achieve milestone E, Comtech or other investor may buy 10% of shares from other shareholders, subject to the offer by other shareholders, at the price of Actual Net Earnings (for the period from 1 January 2007 to 30 June 2007)*5*10%.

6. If at 31 Dec 2007, the Group Companies can achieve milestone F, Comtech or other investor may buy 10% of shares from other shareholders, subject to the offer by other shareholders, at the price of Actual Net Earnings (for the period from 1 July 2007 to 31 December 2007) *5*10%.

7.      If the Company fail to achieve the milestone as set forth in Schedule 6
        (A), the proposed shareholding as set forth in Schedule 6 (A) will be adjusted based on the actual operating results subject to Clause 11. That is, for example, net earnings for the period from April 2005 to December 2006 amounted to USD2.5M only, Comtech or other investor may buy Company shares from other shareholders with less than as set forth in Schedule 6(B) with a smaller price earnings ratio.

                                   SCHEDULE 7
                           INTELLECTUAL PROPERTY LIST

(1) UIT BM3800 [CHINESE HERE]

UIT BM3800  [CHINESE HERE]

(2) UIT BM1800 [CHINESE HERE]
UIT BM1800 [CHINESE HERE]

(3) UITBM581 [CHINESE HERE]

UIT BM581 [CHINESE HERE]

(4) UIT BM582 [CHINESE HERE]
UIT BM582 [CHINESE HERE]

(5) UIT BM681 [CHINESE HERE]
UIT BM681 [CHINESE HERE]

(6)UIT BM682 [CHINESE HERE]

UIT BM682 [CHINESE HERE]

(7) UIT SYNCCONTROL [CHINESE HERE]
[CHINESE HERE] SyncControl [CHINESE HERE]

(8) UIT SNAPCONTROL [CHINESE HERE]
UIT SnapControl [CHINESE HERE]
UIT SnapControl [CHINESE HERE]

(9) UIT [CHINESE HERE]

[CHINESE HERE]

(10) UIT NETDISK [CHINESE HERE]
UIT [CHINESE HERE]



Brand Name:

UIT

[CHINESE HERE]

Logo:

[LOGO HERE]

This Agreement was signed by the parties on the date first written above.


SIGNED by                                       )

for and on behalf of                            )

Comtech Group                                   )

in the presence of:



SIGNED by                                       )

for and on behalf of                            )

United Information Technology Co. Ltd           )

in the presence of:



SIGNED by                                       )

for and on behalf of                            )

[CHINESE HERE]                                  )

in the presence of:



SIGNED by                                       )

CHEN Kai [CHINESE HERE]                         )

in the presence of:                             )

SIGNED by                                       )

LIN Qiao Li [CHINESE HERE]                      )

in the presence of:                             )



SIGNED by                                       )

for and on behalf of                            )

Pioneer System Investment Limited               )

in the presence of:



SIGNED by                                       )

LAM Chi Ming [CHINESE HERE]                     )

in the presence of:                             )



SIGNED by                                       )

CHAN, William [CHINESE HERE]                    )

in the presence of:                             )